THE BANK OF NEW YORK MELLON

101 Barclay Street

New York, New York 10286

December 26, 2017

Securities & Exchange Commission

450 Fifth Street, NW

Washington, DC 20549

Attn.: Document Control

RE:	American Depositary Shares representing ordinary shares of
Tambang Batubara Bukit Asam Tbk
(Form F-6 File No 333-166040)
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Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of BNY Mellon, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (“Prospectus”) reflecting a change to the form of receipt for Tambang Batubara Bukit Asam Tbk. The change is effective December 27, 2017.

Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the Prospectus consists of the form of American Depositary Receipts that evidence the American Depositary Shares with the revised name for Tambang Batubara Bukit Asam Tbk, which has been changed to PT Bukit Asam Tbk.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

The Prospectus has been revised to reflect the new name as follows:

“PT Bukit Asam Tbk”

Please contact me with any questions or comments at 212 815-4888.

Vanessa Salazar

Vice President

The Bank of New York Mellon - ADR Division

Encl.

CC: Office of International Corporate Finance